UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 8, 2021

INDOOR HARVEST CORP.
(Exact name of registrant as specified in its charter)

Texas	000-55594	45-5577364
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7401 W. Slaughter Lane #5078, Austin, Texas	78739
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	512-309-1776

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Item 1.01 – Entry Into a Material Definitive Agreement

On August 4, 2021, the Company entered into an Advisor Agreement with Mr. Dennis G. Forchic (the “Forchic Agreement”) pursuant to which Mr. Forchic would provide certain services to the Company, including advising the Chief Executive Officer as requested and advising the Company’s senior management team on issues, including but not limited to, corporate development, financing, corporate strategy, marketing /communications and product development and sales growth.

The Forchic Agreement is set to expire on August 4, 2023, unless terminated prior to such date under the terms of the Forchic Agreement. Under the Forchic Agreement, Mr. Forchic was to be paid $17,500 per month. In addition, Mr. Forchic received a non-statutory stock option grant, as set forth in the Option Agreement attached as Exhibit B to the Forchic Agreement. The Company also agreed to pay all reasonable expenses incurred by Mr. Forchic in connection with his duties and responsibilities under the Forchic Agreement, including transportation, lodging and meals as well as telephone expenses.

The Forchic Agreement has been amended such that, Mr. Forchic would forfeit his cash compensation effective August 4, 2021, until such time as the Company and Mr. Forchic believe it is in the best interest of the Company. Mr. Forchic has not been paid any cash compensation by the Company.

Item 3.02 – Unregistered Sales of Equity Securities

Pursuant to the Preferred Shareholder’s Supplemental Agreement dated November 8, 2021 (the “Supplemental Agreement”) by and between the Company and holders of its Series A Preferred shares, under which holders of the Series A Preferred shares agreed to convert all of the Series A Preferred shares into common shares of the Company effective November 8, 2021, the Company has issued an aggregate of sixty (60) million restricted common shares. The restricted common shares issued are subject to Rule 144 required holding periods. The terms of the Supplemental Agreement are incorporated herein by reference from Section 3.03.

On November 8, 2021, the Company issued sixteen (16) million restricted common shares relying upon Rule 506 of Regulation D of the Securities Act of 1933. The restricted common shares are subject to Rule 144 required holding periods. In connection with the transaction, the Company raised $200,000.

Section 3.03 – Material Modification to Rights of Security Holders.

Series A Preferred Shares Modification and Supplemental Agreement

On November 8, 2021, the Company and the Series A Preferred shareholders agreed to the Supplemental Agreement that modified the conversion privileges resulting in the Series A Preferred shares converting into common stock of the Company at a set price of $0.0125 per share of the Company’s common stock. In connection with the conversion, the Company has issued sixty (60) million restricted common shares to consummate the transaction, which had the effect of eliminating approximately $120 million in derivative liabilities from the Company’s balance sheet as of June 30, 2021 and reducing the potential for further dilution of current shareholders. All Series A Preferred shares were converted to restricted common shares of the Company, thus eliminating the Series A Preferred shares and the corresponding conversion rights.

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Employment Agreement with Mr. Leslie Bocskor as Chief Executive Officer

Indoor Harvest Corp. (the “Company”) entered into an executive employment agreement dated August 4, 2021 with Leslie Bocskor, Chief Executive Officer of the Company (the “Bocskor Agreement”). Mr. Bocskor, age 57, has held the position of CEO since May 20, 2020, but has not had a formal employment agreement since that time. Prior to joining the Company, Mr. Bocskor served and continues to serve as Executive Chairman of Electrum Partners. Pursuant to the Bocskor Agreement, Mr. Bocskor will be an at-will employee of the Company.

He has no family relationships with any director, executive officer or nominee for director or executive officer of the Company.

Under the agreement, Mr. Bocskor was to receive an annual base salary of $240,000, subject to review and adjustment by the Company in its sole discretion. In connection with the agreement, Mr. Bocskor was also granted an option to purchase 300,000,000 shares of the Company’s common stock pursuant to the Stock Option Agreement attached as Exhibit B to the Bocskor Agreement.

Mr. Bocskor is eligible for a discretionary annual cash bonus of up to fifty (50%) percent of his base salary, subject to the Company’s sole discretion. Mr. Bocskor’s eligibility for his bonus will be dependent on his continuous performance of services to the Company and meeting certain performance targets and goals set by the Board in advance of, or within the first quarter, of each calendar year. Any bonus shall be subject to any incentive compensation plan adopted by the Company.

The Bocskor Agreement also provides that if the Company terminates Mr. Bocskor’s employment at any time without cause, under certain circumstances, or he were to terminate for Good Reason (as defined in the Bocskor Agreement), Mr. Bocskor would be entitled to receive: (i) any accrued but unpaid salary through the date of termination; (ii) any unreimbursed business expenses incurred by Mr. Bocskor payable in accordance with the Company’s standard expense reimbursement policies; and (iii) benefits owed to Mr. Bocskor under any qualified retirement plan or health and welfare benefit plan in which he was a participant, including accrued vacation and personal days. Further, if Mr. Bocskor is terminated without cause, he will be eligible to receive twelve (12) months base salary paid in equal installments and all unvested options, grants, or any other benefits shall vest immediately after termination.

Employment Agreement with Mr. Benjamin Rote as Chief Investment Officer

The Company also entered into an executive employment agreement dated August 4, 2021 with Benjamin Rote, Chief Investment Officer of the Company (the “Rote Agreement”). Prior to joining the Company, Mr Rote, age 52, served and continues to serve as the Chief Investment Officer of Electrum Partners, LLC.

He has no family relationships with any director, executive officer or nominee for director or executive officer of the Company.

Under the agreement, Mr. Rote was to receive an annual base salary of $180,000 subject to review and adjustment by the Company in its sole discretion. In connection with the agreement, Mr. Rote was also granted an option to purchase 200,000,000 shares of the Company’s common stock pursuant to the Stock Option Agreement attached as Exhibit B to the Rote Agreement.

Mr. Rote is eligible for a discretionary annual cash bonus of up to fifty (50%) percent of his base salary, subject to the Company’s sole discretion. Mr. Rote’s eligibility for his bonus will be dependent on his continuous performance of services to the Company and meeting certain performance targets and goals set by the Board in advance of, or within the first quarter, of each calendar year. Any bonus shall be subject to any incentive compensation plan adopted by the Company.

The Rote Agreement also provides that if the Company terminates Mr. Rote’s employment at any time without cause or he were to terminate for Good Reason (as defined in the Rote Agreement), under certain circumstances, Mr. Rote would be entitled to receive: (i) any accrued but unpaid salary through the date of termination; (ii) any unreimbursed business expenses incurred by Mr. Rote payable in accordance with the Company’s standard expense reimbursement policies; and (iii) benefits owed to Mr. Rote under any qualified retirement plan or health and welfare benefit plan in which he was a participant, including accrued vacation and personal days. Further, if Mr. Rote is terminated without cause, he will eligible to receive twelve (12) months base salary paid in equal installments and all unvested options, grants, or any other benefits shall vest immediately after termination.

Forfeiture of Base Salary

Each of the Bocskor and Rote Agreements (collectively, the “Executive Agreements”), has been amended such that the Company and each of Mr. Bocskor and Mr. Rote, mutually agreed that each of Mr. Bocskor and Mr. Rote will forfeit the cash compensation under their respective employment agreements effective August 4, 2021, until such time as the Company and each of Mr. Bocskor and Mr. Rote believe it is in the best interest of the Company.

Item 8.01	Other Events

On November 12, 2021, the Company issued a press release announcing that it had: (i) entered into an agreement with the holders of its Series A Preferred shares to convert those shares into common stock of the Company; (ii) it had raised $200,000 pursuant to an offering under Regulation D of the Securities Act of 1933; and (iii) each of Mr. Bocskor, Mr. Rote and Mr. Forchic had agreed to forfeit any cash compensation until such time as the Company and each individual agreed. Each of the foregoing is described above in Items 1.01, 3.02, 3.03 and 5.02 of this Current Report on Form 8-K. The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form8-K and is incorporated into this Item 8.01 by reference. This information is not deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any Securities Act registration statements.

Item 9.01.	Financial Statement and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Advisor Agreement dated between the Company and Dennis Forchic dated August 4, 2021
10.2	Executive Employment Agreement between the Company and Leslie Bocskor, dated August 4, 2021
10.3	Executive Employment Agreement between the Company and Benjamin Rote, dated August 4, 2021
10.4	Amendment No. 1 Advisor Agreement dated between the Company and Dennis Forchic
10.5	Amendment No. 1 to Executive Employment Agreement between the Company and Leslie Bocskor
10.6	Amendment No. 1 to Executive Employment Agreement between the Company and Benjamin Rote
99.1	Press Release dated November 12, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDOOR HARVEST CORP.

/s/ Leslie Bocskor
Leslie Bocskor
Chief Executive Officer

Date: November 12, 2021